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                                                                    Exhibit 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We hereby consent to the use in the Prospectus constituting part of this Registration Statement dated June 29, 2000 on Form S-1 of Interliant, Inc. of our report dated February 7, 2000, relating to the financial statements of Soft Link, Inc., which appears in such Prospectus.

   We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Smith Schafer & Associates, Ltd.

Maplewood, Minnesota
June 23, 2000